UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2005, Olin Corporation (the “Company”) released the results of operations and financial condition for the first quarter, ended March 31, 2005. Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of the Company’s earnings press release dated April 28, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2005, the Board of Directors of the Company approved the election of John Fischer, currently Vice President, Finance and Controller, as the Company’s Vice President and Chief Financial Officer effective May 27, 2005, upon the retirement of the Company’s current Chief Financial Officer.

No changes to the terms of compensation or employment arrangements for Mr. Fischer were made.

Mr. Fischer does not have any family relationship with any other executive officer of the Company, with any director of the Company, or with any person selected to become an officer or a director of the Company. No arrangement or understanding exists between Mr. Fischer and any other person or persons pursuant to which he was selected as an officer. Neither Mr. Fischer nor any member of his immediate family, is a party to any other transactions or proposed transactions with the Company.

A copy of the press release issued by the Company on April 28, 2005 announcing the election of Mr. Fischer is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 28, 2005, the Company issued a press release announcing the election of Mr. Fischer as Vice President and Chief Financial Officer effective May 27, 2005. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, announcing first quarter 2005 earnings, dated April 28, 2005.

99.2	Press Release, announcing election of Mr. Fischer, dated April 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain Title: Vice President, General Counsel and Secretary

Date: April 28, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, announcing first quarter 2005 earnings, dated April 28, 2005.

99.2	Press Release, announcing election of Mr. Fischer, dated April 28, 2005.